Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (April 27, 2023)

Interpublic Announces First Quarter 2023 Results

• Total revenue, including billable expenses, was $2.52 billion
• Revenue before billable expenses (“net revenue”) was $2.18 billion, a decrease of 2.3% from a year ago, with organic decrease of 0.2%
• Net income was $126.0 million as reported
• Adjusted EBITA before restructuring charges was $210.8 million with 9.7% margin on net revenue, in seasonally small first quarter
• Diluted EPS was $0.33 as reported and was $0.38 as adjusted
• Company confirms it is on track to achieve its 2023 organic revenue growth target of 2% - 4% and to further expand full-year margin to 16.7%

Philippe Krakowsky, CEO of IPG:

“In our first quarter, the services and capabilities that have led our substantial multi-year growth, notably media, healthcare and data-informed practices, continued to perform well, with strong growth that was offset by certain areas of softness, notably among marketers in the technology sector. The result was a slight decline in first quarter organic revenue.

“Financial results in the quarter are consistent with our internal forecast of pacing for the full year, both overall and across each of our operating segments. Since the start of the year, we have won a number of the industry's most competitive account reviews, encompassing a diverse set of services and client sectors, which increasingly benefits our outlook as we move further into the year. During the quarter, we also demonstrated ongoing strong expense discipline.

“We continue to expect full-year organic growth at the midpoint of our range of 2% - 4%, with fully adjusted EBITA margin of 16.7%. The caliber of our people and our offerings, coupled with strong operating discipline and financial fundamentals, position us well to continue to deliver for our clients and stakeholders, and to further enhance shareholder value.”

Summary

Revenue
•First quarter 2023 total revenue, which includes billable expenses, was $2.52 billion, compared $2.57 billion in the first quarter of 2022.
•First quarter 2023 revenue before billable expenses ("net revenue") was $2.18 billion, a decrease of 2.3% from the first quarter of 2022.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•First quarter 2023 organic decrease of net revenue was 0.2% from the first quarter of 2022, compared to an organic increase of 11.5% during the first quarter of 2022.

Operating Results
•Operating income in the first quarter of 2023 was $188.3 million compared to $245.7 million in 2022.
•Adjusted EBITA before restructuring charges was $210.8 million in the first quarter of 2023, compared to $273.6 million for the same period in 2022.
•9.7% margin on adjusted EBITA before restructuring charges on revenue before billable expenses decreased in the first quarter of 2023 compared to 12.3% in the first quarter of 2022. However, margin on adjusted EBITA before restructuring charges remains higher than the comparable quarter prior to the onset of the COVID-19 pandemic.
•Refer to reconciliations in the appendix within this press release for further detail.

Net Results
•Income tax provision in the first quarter of 2023 was $33.8 million on income before income taxes of $166.0 million.
•First quarter 2023 net income available to IPG common stockholders was $126.0 million, resulting in earnings of $0.33 per basic share and diluted share compared to earnings of $0.40 per basic and diluted share for the same period in 2022. Adjusted earnings were $0.38 per diluted share, compared to adjusted earnings of $0.47 per diluted share a year ago. First quarter 2023 adjusted earnings excludes after-tax amortization of acquired intangibles of $16.7 million, after-tax restructuring charges of $1.3 million and an after-tax loss of $2.9 million on the sales of businesses.
•Refer to reconciliations in the appendix within this press release for further detail.

Operating Results

Revenue
Revenue before billable expenses of $2.18 billion in the first quarter of 2023 decreased 2.3% compared with the same period in 2022. Compared to the first quarter of 2022, the effect of foreign currency translation was negative 2.3%, the impact of net acquisitions was positive 0.2%, and the resulting organic decrease of net revenue was 0.2%.

Operating Expenses
For the first quarter of 2023, total operating expenses, excluding billable expenses, increased 0.4%.

For the first quarter of 2023, staff cost ratio, which is total salaries and related expenses as a percentage of revenue before billable expenses, increased to 72.5% compared to 70.2% for the
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

same period in 2022. Total salaries and related expenses in the first quarter of 2023 were $1.58 billion, an increase of 0.8% from a year ago. The increase was primarily due to an increase in base salaries, benefits and tax as well as an increase in severance expense, partially offset by decreases in performance-based employee compensation expense and temporary help expense.

For the first quarter of 2023, office and other direct expenses as a percentage of revenue before billable expenses increased to 15.2% compared to 14.5% for the same period in 2022. Office and other direct expenses were $330.3 million in the first quarter of 2023, an increase of 2.1% from a year ago, primarily due to increases in travel and entertainment expenses.

Selling, general and administrative ("SG&A") expenses were $12.9 million in the first quarter of 2023, a decrease of 33.2% from a year ago, primarily due to a decrease in performance-based incentive compensation expense within SG&A.

Depreciation and amortization expense decreased by 1.9% during the first quarter of 2023.

Restructuring charges in the first quarter of 2023 were $1.6 million, consisting of adjustments to our 2022 and 2020 restructuring actions.

Non-Operating Results and Tax
Net interest expense decreased by $14.0 million to $15.6 million in the first quarter of 2023 from a year ago, primarily attributable to higher interest rates on net deposits, partially offset by lower net cash balances.

Other expense, net was $6.7 million in the first quarter of 2023, which primarily consisted of losses on the sales of certain small, non-strategic businesses.

The income tax provision in the first quarter of 2023 was $33.8 million on income before income taxes of $166.0 million. This compares to an income tax provision of $49.1 million for the first quarter of 2022 on income before income taxes of $209.9 million.

Balance Sheet
At March 31, 2023, cash and cash equivalents totaled $1.68 billion, compared to $2.55 billion at December 31, 2022 and $2.40 billion on March 31, 2022. Total debt was $2.90 billion at March 31, 2023, compared to $2.92 billion at December 31, 2022.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Share Repurchase Program
During the first quarter of 2023, the Company repurchased 2.2 million shares of its common stock at an aggregate cost of $77.8 million and an average price of $35.50 per share, including fees.

Common Stock Dividend
During the first quarter of 2023, the Company declared and paid a common stock cash dividend of $0.310 per share, for a total of $123.2 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic revenue before billable expenses change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, IPG Health, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediabrands, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.93 billion in 2022.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this report that are not historical facts, including statements regarding guidance, goals, intentions, and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦the impacts of the COVID-19 pandemic, including potential developments like the emergence of more transmissible or virulent coronavirus variants, and associated mitigation measures, such as restrictions on businesses, social activities and travel, on the economy, our clients and demand for our services;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦the economic or business impact of military or political conflict in key markets;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy; and
◦the impact on our operations of general or directed cybersecurity events.

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FIRST QUARTER REPORT 2023 AND 2022 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended March 31,
	2023	2022	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	$2,176.9	$2,227.2	(2.3)%
Billable Expenses	344.1	341.3	0.8%
Total Revenue	2,521.0	2,568.5	(1.8)%

Operating Expenses:
Salaries and Related Expenses	1,577.3	1,564.4	(0.8)%
Office and Other Direct Expenses	330.3	323.4	(2.1)%
Billable Expenses	344.1	341.3	(0.8)%
Cost of Services	2,251.7	2,229.1	(1.0)%
Selling, General and Administrative Expenses	12.9	19.3	33.2%
Depreciation and Amortization	66.5	67.8	1.9%
Restructuring Charges	1.6	6.6	75.8%
Total Operating Expenses	2,332.7	2,322.8	(0.4)%
Operating Income	188.3	245.7	(23.4)%

Expenses and Other Income:
Interest Expense	(55.8)	(39.4)
Interest Income	40.2	9.8
Other Expense, Net	(6.7)	(6.2)
Total (Expenses) and Other Income	(22.3)	(35.8)

Income Before Income Taxes	166.0	209.9
Provision for Income Taxes	33.8	49.1
Income of Consolidated Companies	132.2	160.8
Equity in Net (Loss) Income of Unconsolidated Affiliates	(0.1)	0.1
Net Income	132.1	160.9
Net Income Attributable to Non-controlling Interests	(6.1)	(1.5)
Net Income Available to IPG Common Stockholders	$126.0	$159.4

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.33	$0.40
Diluted	$0.33	$0.40

Weighted-Average Number of Common Shares Outstanding:
Basic	385.8	394.5
Diluted	387.4	398.4

Dividends Declared Per Common Share	$0.310	$0.290

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$188.3	$(20.9)	$(1.6)		$210.8

Total (Expenses) and Other Income[3]	(22.3)			$(4.2)	(18.1)
Income Before Income Taxes	166.0	(20.9)	(1.6)	(4.2)	192.7
Provision for Income Taxes	33.8	4.2	0.3	1.3	39.6
Equity in Net Loss of Unconsolidated Affiliates	(0.1)				(0.1)
Net Income Attributable to Non-controlling Interests	(6.1)				(6.1)
Net Income Available to IPG Common Stockholders	$126.0	$(16.7)	$(1.3)	$(2.9)	$146.9

Weighted-Average Number of Common Shares Outstanding - Basic	385.8				385.8
Dilutive effect of stock options and restricted shares	1.6				1.6
Weighted-Average Number of Common Shares Outstanding - Diluted	387.4				387.4

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.33	$(0.04)	$(0.00)	$(0.01)	$0.38
Diluted	$0.33	$(0.04)	$(0.00)	$(0.01)	$0.38

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A3 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended March 31,
	2023	2022

Revenue Before Billable Expenses	$2,176.9	$2,227.2

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$126.0	$159.4

Add Back:
Provision for Income Taxes	33.8	49.1
Subtract:
Total (Expenses) and Other Income	(22.3)	(35.8)
Equity in Net (Loss) Income of Unconsolidated Affiliates	(0.1)	0.1
Net Income Attributable to Non-controlling Interests	(6.1)	(1.5)
Operating Income	188.3	245.7

Add Back:
Amortization of Acquired Intangibles	20.9	21.3

Adjusted EBITA	$209.2	$267.0
Adjusted EBITA Margin on Revenue before Billable Expenses %	9.6%	12.0%

Restructuring Charges[1]	1.6	6.6

Adjusted EBITA before Restructuring Charges	$210.8	$273.6
Adjusted EBITA before Restructuring Charges Margin on Revenue before Billable Expenses %	9.7%	12.3%

[1] Net restructuring charges were $1.6 million for the first quarter of 2023, which represent adjustments to our 2022 and 2020 restructuring actions. Net restructuring charges of $6.6 million for the first quarter of 2022 represent adjustments to our restructuring actions taken in 2020.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Sales of Businesses[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$245.7	$(21.3)	$(6.6)		$273.6

Total (Expenses) and Other Income[4]	(35.8)			$(6.4)	(29.4)
Income Before Income Taxes	209.9	(21.3)	(6.6)	(6.4)	244.2
Provision for Income Taxes	49.1	4.2	1.6	0.0	54.9
Equity in Net Income of Unconsolidated Affiliates	0.1				0.1
Net Income Attributable to Non-controlling Interests	(1.5)				(1.5)
Net Income Available to IPG Common Stockholders	$159.4	$(17.1)	$(5.0)	$(6.4)	$187.9

Weighted-Average Number of Common Shares Outstanding - Basic	394.5				394.5
Dilutive effect of stock options and restricted shares	3.9				3.9
Weighted-Average Number of Common Shares Outstanding - Diluted	398.4				398.4

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.40	$(0.04)	$(0.01)	$(0.02)	$0.48
Diluted	$0.40	$(0.04)	$(0.01)	$(0.02)	$0.47

[1] Net restructuring charges of $6.6 million for the first quarter of 2022 represent adjustments to our restructuring actions taken in 2020.
[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A3 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A4